EXHIBIT 3.2

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                LIFE2K.COM, INC.
                            (A Delaware corporation)
                                  WITH AND INTO
                       GENERATION ACQUISITION CORPORATION
                              (A  Delaware  corporation)

It  is  hereby  certified  that:

     1. Generation Acquisition Corporation ("Generation") is a business corporation of the State of Delaware.

     2.  Generation  is  the  owner  of  100%  of the outstanding shares of Life
2K.com,  Inc.  ("Life2K"),  a  business  corporation  of  the State of Delaware.

     3. The laws of the jurisdiction of organization of Life2K permit the merger of a business corporation of that jurisdiction with a business corporation of that jurisdiction.

     4.  Generation  hereby  merges  Life2K  into  Generation.

     5. Generation is the surviving corporation and hereby amends Article One of its certificate of incorporation to change its name to "Syndication Net.com, Inc."

     6. On October 4, 2000, the Board of Directors of Generation adopted resolutions relating to the merger of Life2K into Generation stating as follows:

"RESOLVED, that Generation enter into, at such time as deemed appropriate by the President or his designee, a merger with Life2K; and, further

RESOLVED, that Generation be the surviving company following the merger; and, further

RESOLVED, that Generation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of State of Delaware, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Life2K and of Generation and any other appropriate jurisdiction.

RESOLVED, that the Agreement and Plan of Merger attached hereto be, and hereby is, approved."

 Executed  on  October  4,  2000.

                              GENERATION  ACQUISITION  CORPORATION

                              By:/s/  Vance  Hartke
                                 ------------------
                                   Vance  Hartke
                                   President